UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2021

Commission File No. 001-40060

Longeveron, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	47-2174146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1951 NW 7th Avenue, Suite 520 Miami, Florida	33136
(Address of principal executive offices)	(Zip Code)

(305) 909-0840
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001 per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Second Amendment to the Exclusive License Agreement

On March 3, 2021, Longeveron, Inc. (the “Company”), entered into a Second Amendment to the Exclusive License Agreement with the University of Miami (“UM”). The Company and UM previously entered into an Exclusive License Agreement on November 20, 2014, which as then amended on December 11, 2017.

Fees. The Exclusive License Agreement is amended to increase the license issue fee due to UM. The Company agreed to pay UM an additional fee of $100,000, to defray patent costs, with $70,000 due within thirty (30) days of the effective date, and the remainder to be paid in equal installments of $7,500 on the 2nd, 3rd, and 5th year anniversaries of the effective date.

Equity. The Company will issue an additional 110,387 unregistered shares of Class A common stock shares to UM.

Milestone Payments. The Company and UM agreed to the following modification of the milestone payments: (a) No payment will be due upon the completion of Phase II clinical trials for the product; (b) a one-time payment of $500,000, payable within six months of the completion of the first Phase III clinical trial of the products (based upon the final data unblinding); (c) a one-time payment of $500,000 payable within six months of the receipt by the Company of approval for the first new drug application (“NDA”), biologics application (“BLA”), or other marketing or licensing application for the product; and (d) a one-time payment of $500,000 payable within six months of the first sale following product approval. “Approval” refers to Product approval, licensure, or other marketing authorization by the U.S. Food and Drug Administration, or any successor agency.

Additional Technology Rights. The Company licensed additional technology, to the extent not previously included in its License. The specified technology is: (a) the investigational new drug (“IND”) application known as BB-IND 15679, “Allogenic Human Mesenchymal Stem Cells (hMSC) in patients with Aging Frailty via intravenous delivery (the “CRTUS IND”); all research data contained in and arising from the CRATUS IND; UMP-106 invention disclosure, relating to infusion of stem cells; PCT International Patent Application No. PCT/US2015/060624, entitled “Material and Methods for Treating Endothelial Dysfunction and Methods for Monitoring Efficacy of Therapy in a Subject,” and all counterparts thereof, with applications pending in India, Brazil, the European Patent Office, and the Republic of Korea; and BB-IND 16045, “Allogeneic hMSC Injection in Patients with Hypoplastic Left Heart Syndrome (ELPIS)” (“HLHS IND”), including all research data contained in and arising from the HLHS IND.

Exclusive Option. An exclusive option to obtain an exclusive license for two years from the Effective Date, extendable with mutual consent, is granted to the Company for: (a) the HLHS IND with ckit+ cells; and (b) UMP-438 titled “Method of Determining Responsiveness to Cell Therapy in Dilated Cardiomyopathy.” If the Company exercised these exclusive options, in whole or in part, at the time of exercise of any such license, the Company shall pay outstanding patent costs or fees for the licenses. The Company and UM will agree upon decisions related to ongoing patent costs.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Second Amendment to the Exclusive License Agreement is incorporated by reference into this Item 3.02. The shares of Class A common stock issuable have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Class A common stock are issued, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 4(a)(2).

Item 8.01 Other Events.

On March 10, 2021, the Company has issued a press release announcing the execution of the Second Amendment to the Exclusive License Agreement and the Collaborative Research and Development Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to the Exclusive License Agreement
10.2	Collaborative Research and Development Agreement
99.1	Press Release of the Company, dated March 10, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 2021

Longeveron, Inc.

By:	/s/ Geoff Green
Geoff Green
Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to the Exclusive License Agreement
10.2	Collaborative Research and Development Agreement
99.1	Press Release of the Company, dated March 10, 2021

 4